Prospectus Supplement filed under Rule 424(b)(3)
                                         Registration No. 333-45569

                       Prospectus Supplement

      The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Security-holders" table in the Prospectus Supplement dated February 25, 1998:

                                                   Principal Amount
                                                    of Registered
                  Selling Holders                       Notes
-------------------------------------------------  ----------------
Pell Rudman Trust Co. NA.........................    $1,150,000
Merrill, Lynch, Pierce, Fenner and Smith, Inc....       850,000
-------------------------------------------------  ----------------
Total of Above...................................    $2,000,000
                                                   ================








      This Prospectus Supplement is dated September 10, 1998.